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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "Registration Statement") of our report dated October 10, 1997, relating to the financial statements and financial highlights appearing in the August 31, 1997 Annual Report to Shareholders of Dean Witter Intermediate Income Securities (the "Fund"), which is also incorporated by reference into the Registration Statement and to the reference to us under the heading "Financial Statements and Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Independent Accountants" and "Experts" in the Fund's Statement of Additional Information dated October 28, 1997 and to the reference to us under the heading "Financial Highlights" in the Fund's Prospectus dated October 28, 1997, which Statement of Additional Information and Prospectus have been incorporated by reference into this Registration Statement. We also consent to the incorporation by reference in the Proxy Statement and Prospectus of our report dated September 12, 1997 relating to the July 31, 1997 financial statements and financial highlights of Dean Witter Retirement Series -Intermediate Income Securities Portfolio, which appears in that fund's Statement of Additional Information dated October 31, 1997 which is incorporated by reference into this Registration Statement and to the incorporation by reference of our report into that fund's Prospectus dated October 31, 1997 which is incorporated by reference into this Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Experts" in that fund's Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in that fund's Prospectus.

Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York 10036
May 6, 1998